                                     AGREEMENT

       THIS AGREEMENT is entered into as of the Effective Date, between SAMSUNG ELECTRONIC CO. LTD. with a principal place of business located at San #24 Nongseo-Ri, Kiheung-Eup Yongin-City, Kyungki-Do, KOREA 449-900 ("SEC"), and SILICON STORAGE TECHNOLOGY, INC. located at 1171 Sonora Court, Sunnyvale, California, U.S.A. ("SST").

WHEREAS, SST has designed and developed SST Technology (as defined hereinafter),

WHEREAS, SST is the owner of SST Intellectual Property Rights (as defined hereinafter),

WHEREAS, SEC desires to obtain from SST a non-exclusive, personal, non-transferable, world-wide license to use, make, sell, and distribute the products containing SST Technology for design of Embedded Products (as defined hereinafter); SST agrees to grant to SEC such nonexclusive, world-wide license to SEC in accordance with the terms and conditions set forth in this Agreement,

WHEREAS, SST's grant of right to use SST Technology by SEC's ASIC customers shall be limited to design of the Embedded Product (as defined hereinafter) by SEC for such ASIC customers for manufacture by SEC, and such right prohibit transfer of technology, or any part of SST Intellectual Property Rights to any third party,

WHEREAS, SST desires to purchase from SEC high density NAND flash memory IC and SEC desires to supply SST with such products.

WHEREAS, SST desires to obtain foundry capacity for SST Products (as defined hereinafter) and SEC agrees to provide such capacity to SST.

NOW THEREFORE, the parties hereto agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

       1.0 "SST Technology" shall mean [ * ], including but not limited to [ * ],


-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        1.

              [  *  ].

       1.1 In the evolution of the product designs and the manufacturing process that incorporate elements of the SST Technology, there may be modifications made, after the execution of this Agreement, which are improvements of the original SST Technology. These incremental improvements or modifications made to the SST Technology by SEC, shall be known as "SEC Improvement."

       1.2 In the evolution of the product designs and the manufacturing process that incorporate elements of the SST Technology, there may be modifications made, after the execution of this Agreement, which are improvements of the original SST Technology. These incremental improvements or modifications made to the SST Technology by SST, shall be known as "SST Improvement."

       1.3 SEC Improvement and SST Improvement shall be collectively called "Improvements."

       1.4 The "Embedded Product" shall mean a product having one or more Flash Cells which was designed by SEC or its authorized subcontractor under non-disclosure agreement with SEC to safeguard SST, for SEC or according to the SEC's customer specification, and incorporate substantial elements of the SST Technology and its improvements. This product shall not include memory only products, i.e. the sole purpose or function of which is for the storage and retrieval of data or information and used as standalone memory products. Embedded Product shall be ASIC or microcontroller type product with SST Technology presented to the SEC customers only in a form of specifications. GDSII layout data base, circuit designs, schematics and related data of SST Technology shall not be disclosed to Embedded Product customers' nor to SEC Subcontractors' SEC agrees to enter into a non-disclosure agreement with ASIC customers, to maintain in confidence the SST Intellectual Property Rights. The right to enforce the non-disclosure agreement is assigned to SST. The percentage of the Flash Area relative to Embedded Product area shall not exceed [ * ]

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        2.

              [  *  ].

       1.5 The "SST Product" shall mean standalone memory products or a logic product with embedded SST Technology designed by SST or for SST by a third party incorporating SST Technology, or an Embedded Product designed for SST by SEC.

       1.6 "Flash Cell" shall mean a nonvolatile memory cell for storage of single bit based upon the SST Technology.

       1.7 "Flash Area" shall mean the total area of the embedded SST Technology. The Flash Area shall include Flash Cell array, addressing, decoding, sensing, charge pump, and all related circuits required for the operation of the embedded block.

       1.8 "SST Intellectual Property Rights" shall mean all patents, copyrights, mask work rights, and trade secrets subsisting in or covering the SST Technology, which are owned by SST or to which SST has the right to grant the rights and license granted herein, now or hereafter during the term of the Agreement. SST Intellectual Property Rights include, but is not limited to, patents covering Flash Cells and memory circuits, and methods of operation and manufacturing thereof, mask work rights in the layout of the Flash Cells and memory circuits, copyrights in the net list, and confidential information in cell design layout, design rules, and process flow architecture.

       1.9 "Selling Price" shall mean actual price billed to end-user customer by SEC for Embedded Product sold less amount for authorized returned material. This price is different from list price, marketing and sales quoted price, etc. which may not be the actual price billed to the customer.

       1.10 "Proprietary Information" shall mean any information controlled by a party hereto identified as proprietary and/or confidential and disclosed to the other party according to this Agreement. Written Proprietary Information shall be clearly marked "CONFIDENTIAL" or "PROPRIETARY". All oral disclosures of Proprietary Information shall be identified as such prior to disclosure and confirmed

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        3.

              in writing, or email, by the disclosing party within thirty (30) days of the oral disclosure. In case of disagreement, the receiving party must make a written objection thereto within thirty (30) days after receipt of the information. The Proprietary Information shall not include information that: (1) is now or subsequently in the public domain or otherwise becomes available to the public other than by breach of this Agreement by the receiving party; (2) has been rightfully in the receiving party's possession prior to receipt from the disclosing party with the receiving party having the burden of proof; (3) is rightfully received by the receiving party from a third party; or (4) is independently developed by the receiving party without use of any proprietary information or trade secrets of disclosure with the receiving party having the burden of proof.

       1.11 "Effective Date" shall mean either the date when this Agreement is signed by both parties, or the date when SEC and SST receive all necessary approvals for this Agreement from their respective governments, whichever is later.

       1.12 "Subsidiary (ies)" shall mean any corporation, company or other entity controlled by, controlling, or under common control with, either party hereto. As used herein, the term "control" means ownership or control, direct or indirect, now or hereafter during the term of this Agreement, of more than fifty percent (50%) of the outstanding shares of interest entitled to vote for the election of directors (other than any shares or stock whose voting rights are subject to restriction) of such corporation, company or other entity. Any corporation, company or other entity which would at any time be a Subsidiary of SST or SEC, as the case may be, by reason of the foregoing shall be considered a Subsidiary for the purpose of this Agreement only so long as such control exists. A list of Subsidiary(ies) is attached in Exhibit "C" hereto.

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        4.

                                     ARTICLE II

                                       GRANT

       2.0 Subject to the terms and conditions of this Agreement, and during the term of such Agreement SST grants SEC and SEC's Subsidiary under SST Intellectual Property Rights, a world wide, non-exclusive, personal, non-transferable license and right (without the right to sublicense) to design (for itself or for its customers) and have designed by SEC Subcontractors Embedded Products, manufacture at SEC owned wafer manufacturing plants such designed Embedded Products, sell the manufactured Embedded Products. Use of the license granted herein, shall not constitute a right to sublicense the technology to any party for manufacturing of Embedded Products, or any other products using SST Technology outside of SEC's foundry sites.

       2.1 In consideration of the license set forth in paragraph 2.0, SEC shall pay license fee and royalty described in Article (III). In further consideration of the license granted herewith, [ * ] as described in paragraph 4.0 and [ * ] as described in paragraph 4.1.

       2.2 SEC shall not use a minimum Flash Cell size for its Embedded Products less than the minimum Flash Cell size used in SST Product manufactured at SEC. The number of Flash Cells in each Embedded Product shall not exceed [ * ] unless a waiver letter is obtained from SST. [ * ].

       2.3 SEC further agrees to assume responsibility for material costs of developing [ * ] SST Technologies, including [ * ].

       2.4 This agreement is only for [ * ] generation of SST Technology. For development and licensing of technology geometry below [ * ], both parties shall negotiate in good faith to reach a separate agreement.

       2.5    SST and SEC shall negotiate in good faith the right

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        5.

              for SEC to provide foundry capacity for licensees of SST Technology [ * ].

       2.6 SEC shall [ * ] provide SST with layout design data base, schematics of circuit designs, specifications of SST Technology embedded ASIC blocks, and provide documentation relating to SEC Improvements as soon as possible, in order to keep SST informed of latest SST Technology based blocks for Embedded Products and to allow SST to use such material in SST Products.

       2.7 Both parties agree that the objective of establishing SST Technology for both [ * ] geometry would be to yield similar design rules and device specification to allow SST to keep the same design (GDSII data base) manufactured at both SEC and SST's other foundries. If any process incompatibility should develop that would cause the original working design to require modifications, SEC has agreed to make process changes necessary to make the same design manufacturable at SEC, without any added cost to SST.

       2.8 Both Parties agree to negotiate, in good faith, extending the relationship to include [ * ].

       2.9 SST shall provide-SEC with the deliverables and technical assistance as specified in Exhibits A and B.

                                    ARTICLE III

                              LICENSE FEE AND ROYALTY

       3.0 SEC shall pay SST a license fee of [ * ] total, net of taxes from Korean government, in two equal payments of [ * ] each. The first payment shall be due upon signing the Agreement and clearance from Korean government, which is not expected to take more than thirty (30) days. The second payment shall be due upon meeting certain milestone described in Exhibit "A". Unless otherwise specified, payment will be due and payable

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        6.

              by SEC within thirty (30) days after the satisfaction of the applicable milestone and the receipt of the corresponding invoice from SST.

       3.1 SEC shall pay SST a royalty for the licenses granted herein, which royalty shall be a certain percentage of Selling Price of any Embedded Product sold by SEC, in accordance with the schedule below;

              A)     [  *  ]

              B)     [  *  ]

       3.2 In the event that as a result of embedding high density of SST Technology in Embedded Products a significant direct competition to SST's memory product business is created, both parties agree to negotiate in good faith for reaching an equitable solution.

       3.3 Royalty payments shall be made semi-annually within thirty (30) days after close of each calendar six months, and shall be accompanied by a report setting [ * ]. In connection with this royalty, the sales records of SEC shall be available for inspection by SST's internal or independent auditors during usual business hours for the sole purpose of verifying said reports at SST's expenses provided such audit takes place during normal business hours. In the event any such audit shall disclose that such-royalty has been underpaid by more than [ * ] SEC shall bear the cost of that audit.

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        7.

                                     ARTICLE IV

                              FOUNDRY AND MASS STORAGE

In consideration of the license granted herein, the following relationships shall be established between SST and SEC:

       4.0 SEC shall provide guaranteed wafer foundry capacity for SST Products in accordance with schedule below.



              [  *  ]          [  *  ]       [  *  ]       [  *  ]       [  *  ]
              ------------------------------------------------------------------
              [  *  ]          [  *  ]       [  *  ]       [  *  ]       [  *  ]
              [  *  ]          [  *  ]       [  *  ]       [  *  ]       [  *  ]

              [  *  ]

              SEC further agrees to [  *  ] .

              [  *  ].

       4.1    [  *  ].

                                     ARTICLE V

                                   CROSS LICENSE

       5.0 Title to all intellectual property rights relating to SST Improvements under this Agreement shall be owned by SST, and all expenses incurred in obtaining and maintaining such rights shall be borne by SST.

       5.1 SEC will receive, as soon as possible, updated SST Improvement and improvements that SST is entitled to grant from other licensing agreements associated with the SST Technology without additional fee or royalty. SST and SST's Subsidiaries will receive a paid up, unrestricted license including the right to

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        8.

              grant sublicenses to all SEC Improvement.

       5.2 Title to all intellectual property rights relating to SEC Improvements under this Agreement shall be owned by SEC, and all expenses incurred in obtaining and maintaining such rights shall be borne by SEC. Subject to the limitation on SEC's sublicense under the Agreement, either party has the right to license such SEC Improvement to third parties. In case SEC elects not to seek or maintain legal protection for any such invention or improvement in any particular country or territory, SST shall have the right to seek protection at its sole expenses and for its sole benefit and shall have full control over the prosecution and maintenance thereof, provided that SST shall grant to SEC [ * ].

                                     ARTICLE VI

                                      WARRANTY

       6.0 SST warrants and represents that it has the right and authority to convey and grant the license as set forth herein.

       6.1 SST represents that the SST Technology including the deliverables provided hereunder to SEC is, and shall be kept accurate, updated technology available to SST.

       6.2 SST represents that to the best of its knowledge the SST Technology provided by SST under this Agreement does not infringe upon any third party's patents, copyrights, or trade secrets and that it has not been duly notified by any patent holders of any assertion of patent infringement by using SST Technology, [ * ].

       6.3 SST agrees to indemnify, hold harmless and defend SEC from and against any and all equitable actions, damages, costs and expenses incurred by SEC in connection with a claim which, if true, would constitute a breach of SST's warranty set forth

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        9.

              under Sub-Section 6.0 hereof, provided SST has been given prompt notification and reasonable assistance from SEC, and SST has sole control over legal action. [ * ] under the law of the United States or any copyright, trade secret right of the United States or any other jurisdiction, SST may, at its sole option and expense (up to the limit set forth in paragraph 6.4 hereof), procure for SEC the right to continued use of SST Technology as provided hereunder, or modify the allegedly infringing item such that it is no longer infringing, or replace the allegedly infringing item, within sixty (60) days after adjudication, provided however, that such equitable actions, damages, cost and expense is not incurred by SEC Technology.

       6.4 Neither party shall be liable to the other for any incidental, indirect or consequential damages arising out of or in connection with this Agreement. In no event shall either party be liable to the other for damages, in the aggregate, greater than [ * ]. Furthermore, SEC agrees to hold SST harmless from any-cause of action arising out of, as a result of, or in connection with, any dispute between SEC and its customers, except to the extent such dispute arises from a breach by SST of its contractual obligation to SEC under this Agreement, including a breach by SST of its warranty under Sub-Section 6.0, and provided that SST fulfills its obligation under Sub-Section 6.3.

       6.5 SEC shall provide SST with SEC's standard warranties on NAND flash memory and Embedded Products sold to SST. Such warranties shall include, warranty that the NAND product is free from infringement of patents under the laws of the United States, or copyright, trade secret right of any party in the United States or any other jurisdiction. SEC further warrants that if any third party asks SST for royalty for the compensation of using such third party's patents alleging the infringement by the NAND flash memory integrated circuits sold by SEC to SST, SEC shall be responsible for such royalty.

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        10.

              Above warranty is limited to the NAND flash memory integrated circuits only provided by SEC. In the event SEC flash memory integrated circuits provided by SEC to SST are combined with other products such as controller which is not provided by SEC, SEC is not responsible for the patent claims or legal actions based on patent infringement by any third party [ * ] relating to such combination. In any event SEC's whole responsibility shall not exceed prices of such NAND flash memory integrated circuits paid by SST to SEC.

       6.6 SEC agrees to indemnify, hold harmless and defend SST from and against any and all equitable actions, damages, costs and expenses incurred by SST in connection with the design of the Embedded Product, the manufacturing of the Embedded Product, the sale of the Embedded Product and the use thereof by SEC customers, provided however, that such equitable actions, damages, cost and expense is not incurred by breach of SST Technology.

       6.7 SEC agrees to indemnify, hold harmless and defend SST from and against any and all equitable actions, damages, costs and expenses incurred by SST in connection with a claim which, if true, would constitute a breach of SEC's warranty set forth under Sub-Sections 6.5 hereof, provided SEC has been given prompt notification and reasonable assistance from SST, and SEC has sole control over the legal action.

                                     ARTICLE VII

                                TERM AND TERMINATION

       7.0 This Agreement shall remain in full force and effect for [ * ] years from the Effective Date, unless earlier terminated as provided elsewhere herein. Both parties shall negotiate in good faith for renewed terms and conditions at least six (6) months prior to the expiration of this Agreement. If neither of the parties hereto gives six (6) months prior notice before the expiration date of this Agreement, then this Agreement shall be extended for one (1) year each time. Upon termination, all tangible Proprietary Information shall be returned

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        11.

              or destroyed according to the instruction of the disclosing party.

       7.1 This Agreement may be terminated by either party if the other party (1) breaches any material provision of this Agreement and does not cure or remedy such breach within thirty (30) days after receipt of the notice of breach from the other party; (2) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing. Termination of this Agreement shall be effective 30 days after issuance of a written notice of termination to the other party by the non-defaulting party. In the event SST becomes bankrupt, or a trustee is otherwise appointed for SST, SEC shall have the right to maintain the rights and licenses provided for in this Agreement, provided it continues to make the royalty payments provided for herein.

       7.2 After effective termination of this Agreement by either party in accordance with Section VII hereof, SEC shall cease and desist all use of the license except for the performance of its obligations to customers, which are incurred before termination of this Agreement. The obligation and duties of both parties under this Agreement for existing products at the time of termination shall survive the termination of this Agreement.

       7.3 Upon the breach by either party to this Agreement of any provision of this Agreement, the non-breaching party shall have the right to pursue all available remedies at law or in equity it may elect, in order to obtain the benefits provided pursuant to this Agreement, or to obtain adequate resource or compensation.

       7.4 The termination of the license granted under this Agreement, by expiration or otherwise, shall not release one party from any of its obligations or liabilities therefore incurred, or rescind or give any rights to rescind, anything done or any payment

-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        12.

              made or other consideration given theretofore to the other party under this Agreement, provided that SEC will have such rights, under such license, after any such termination or expiration, as are necessary for SEC to (a) supply replacement products for any defective Embedded Product units sold by SEC on or prior to the date of such termination or expiration, and (b) supply Embedded Products under, and pursuant to the terms of, commitments of SEC to third parties, for a period of one year thereafter, and (c) dispose of inventory of Embedded Products under SEC's control as of the date of such termination or expiration. In no event shall SEC have the right to commit to supply Embedded Products to new product design, for the purpose of sub-paragraph(c) herein, new product designs do not include products which have been taped out, masking plates have been made for them, and such proof of existence is provided by SEC to SST no later than thirty (30) days after termination of the Agreement. SEC will provide SST a statement of inventory at this point in time, as well as an estimate of time required to dispose of said inventory. SEC shall cause to be issued an irrevocable letter of credit issued by a commercial bank equal to the amount of royalty based upon the inventory. SEC will fulfill all royalty obligations for material described in (a), (b) and (c). No failure or delay on the part of non-breaching party in exercising its right to terminate for any one or more default shall be construed to prejudice its rights of termination for such or for any other or subsequent default.

       7.5 The provisions of [ * ] shall survive any termination or expiration of this Agreement for any reason.

                                    ARTICLE VIII

                                   MISCELLANEOUS

       8.0 SEC and SST shall schedule management review meetings twice a year to assess the progress of the relationship, deal with any unresolved problems, and develop strategic plans for continued joint effort. Specific areas of discussion are to include: [ * ]


-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        13.

              [ * ]; 6) other topics as required and proposed by either party toward the continued achievement of the business objectives represented by this Agreement.

       8.1 SEC shall put a label or writing which reads "This product incorporates SuperFlash-Registered Trademark- technology licensed from Silicon Storage Technology, Inc. (SST)," for all Embedded Products sold by SEC, having font, size and layout solely determined by SEC but shall be readable with a naked eye of a typical person, at a prominent location on the data sheet, product brochure and promotion material of all Embedded Products.

       8.2 Neither party shall be responsible for any failure to perform under this Agreement if such failure is caused by unforeseen circumstances or due to causes beyond its control, including but not limited to acts of God, riot, labor stoppages, acts of civil and military authorities, fire, floods or accidents.

       8.3 This Agreement shall be governed by and construed in accordance with the laws of the state of California. In the event of any dispute arising out of or in connection with this Agreement which cannot be amicably settled by the parties hereto, the parties agree to submit any such dispute to binding arbitration to be conducted in California in accordance with the then prevailing rules for the commercial arbitration of American Arbitration Association, and the decision of the arbitration panel shall be final and binding and may be entered as a judgment by a court of competent jurisdiction. All information relating to or disclosed by any party in connection with the arbitration shall be treated by the parties and the arbitration panel as confidential information and no disclosure of such information shall be made by either party or the arbitration panel without the prior written consent of the disclosing party. Each party shall equally bear the cost of the arbitration.

       8.4 No modification, alteration or amendment of this Agreement shall be effective unless in writing and duly signed by both parties. The terms and


-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        14.

              conditions of this Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all previous communication, agreement, understanding, whether oral or written, between the parties regarding the same.

       8.5 No waiver of any breach or failure by either party to enforce any provision of this Agreement shall be deemed a waiver of any other or subsequent breach or a waiver of future enforcement of that or any other provision.

       8.6 Neither party can assign this Agreement without the prior written consent of the other party.

       8.7 This Agreement shall not be construed as creating a partnership between the parties hereto or to create any other form of legal association which would impose liability upon one party for the act or failure to act of the other party.

       8.8 No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statue or otherwise. The election of one or more remedies by either party shall not constitute a waiver of the right to pursue other available remedies.

       8.9 If any clause or provision of this Agreement is declared illegal, invalid or unenforceable under present or future laws effective during the term hereof, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected hereby and shall remain in force and effect.

       8.10 The parties understand and acknowledge the violation of the respective covenants and agreements contained herein may cause the other irreparable harm and damage, which may not be recovered by law, and each agrees that the other's remedies for a breach hereof may be in equity by way of injunctive relief, as well as for damages and any other relief available


-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        15.

              to the non-breaching party, whether in law or in equity.

       8.11 SEC agrees to comply with all laws relating to export control with regard to all goods and information transferred by SST to SEC hereunder, including but not limited to the information transferred pursuant to Exhibit "A" hereof, and agrees to hold SST harmless and indemnify it from any breach thereof. SST agrees to comply with all laws relating to export control with regard to all goods and information transferred by SEC to SST hereunder, including but not limited to the information relating to the SEC Improvement, and agrees to hold SEC harmless and indemnify it from any breach thereof.

       8.12 Any notice between the parities shall be made, by fax or mail, to the correspondent as follows:

              to SEC:

                     [  *  ]
       Address:      [  *  ]
                     [  *  ]
       Telephone:    [  *  ]
       Fax:          [  *  ]

              to SST:

                     [  *  ]
       Address:      [  *  ]
       Telephone:    [  *  ]
       Fax:          [  *  ]


                                   ARTICLE IX

                             PROPRIETARY INFORMATION

       9.0 Except that SEC exercises its license and rights hereunder, both parties agree to maintain Proprietary Information in confidence, not to make use thereof other than for the performance of this Agreement, to release it only to employees or SEC customers who have a reasonable need to know the same, and not to release or disclose it to any third party, without the prior written consent of the disclosing party.

       9.1    All Proprietary Information and any copies thereof


-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        16.

              shall remain the property of the disclosing party. Upon expiration or termination of this Agreement, the receiving party shall return the original and all copies of tangible Proprietary Information at the request of the disclosing party.

       9.2 This Section shall survive the termination or expiration of this Agreement for a period of five (5) years.

       9.3 The terms and conditions of the Non-disclosure Agreement dated July 10, 1997 between the parties shall remain effective. In the event the terms and conditions conflicts with this Agreement, this Agreement shall prevail.


IN WITNESS WHEREOF, the parties have caused this Letter of Intent to be executed by respective duly authorized representatives as the date and year hereinabove written above.

Signed:

SAMSUNG ELECTRONIC CO. LTD.               SILICON STORAGE TECHNOLOGY, INC.

By:    /s/ illegible                      By:    /s/ Bing Yeh
   ------------------------------------      ----------------------------------
Title: General Manager of Asia Business   Title: President and CEO
      ---------------------------------         -------------------------------
Date:  March 19, 1998                     Date:  March 19, 1998
     ----------------------------------        --------------------------------


-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                        17.

                                    EXHIBIT "A"

       [  *  ]




-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT "B"

A) At SEC's request and subject to agreement of the parties on a mutually convenient date, SST will provide an initial technical consultation to SEC at SEC's facility, to be attended by appropriate engineering teams for each company, and designed to provide an overview of the SST Technology. [ * ].

B)   [  *  ];

a.   [  *  ]

b.   [  *  ]

c.   [  *  ]

d.   [  *  ]

e.   [  *  ]

f.   [  *  ]

g.   [  *  ]

h.   [  *  ]

i.   [  *  ]

j.   [  *  ]

k.   [  *  ]

l.   [  *  ]

(c) Beginning with the manufacturing release for the Embedded Product, SST shall provide [*] at SST or SEC (to be agreed by working groups) free of charge. Additional consultation, if required, shall be billed by SST to SEC on the basis of [ * ].

Each party will bear the expenses of its travel to the other's facility incurred in the course of such additional technical supporting and training.


-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT "C"

List of SEC Subsidiaries:

1.   None Listed

2.

3.

4.

5.

List of SST Subsidiaries

1.   None Listed

2.

3.

4.

5.



-------------------
*Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities Exchange Commission pursuant to rule 24B-2 of the Securities Exchange Act of 1934, as amended.